Exhibit 1.1

CLUBHOUSE MEDIA GROUP, INC.

PLACEMENT AGENCY AGREEMENT

________, 2021

Boustead Securities, LLC

6 Venture, Suite 395

Irvine, CA 92618

Ladies and Gentlemen:

Clubhouse Media Group, Inc., a Nevada corporation (the “Company”), is qualifying for public sale up to $30,000,000 (the “Maximum Offering Amount”) shares (the “Shares”) of its common stock, $0.001 par value per share, for a purchase price of $6.00 per Share (the “Offering”), pursuant to an exemption from registration pursuant to: (i) Regulation A (“Regulation A”) promulgated by the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”); and (ii) applicable blue sky exemptions. The Company desires to appoint Boustead Securities, LLC as its exclusive placement agent for the Offering (the “Placement Agent”) on the terms and conditions described herein. In connection with the Offering, the Company hereby agrees with the Placement Agent, as follows:

1. Representations and Warranties of the Company

The Company represents and warrants to the Placement Agent that:

1.1 An Offering Statement on Form 1-A (the “Offering Statement”), including a preliminary offering circular (the “Preliminary Offering Circular”), with respect to the Shares has been prepared by the Company in accordance with the requirements the Securities Act, Regulation A promulgated thereunder and any other rules and regulations (as applicable) of the SEC (the “Rules and Regulations”) applicable to the Offering and sale of the Shares. Upon qualification of the Offering Statement, the Company shall file a final offering circular with the SEC pursuant to Rule 253 of Regulation A (the “Offering Circular”).

1.2 Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation under the laws of the state of its formation, and has, and at all times during the Offering will have, the power and authority to conduct its business as described in the Offering Circular. Each of the Company and its subsidiaries is qualified, or, on or prior to the date of qualification of the Offering Statement with the SEC, will qualify to do business in each jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as described in the Offering Circular, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Company (a “Material Adverse Effect”). The Company has its principal place of business in the United States. The Company has not been subject to an order by the SEC denying, suspending, or revoking the registration of any class of securities pursuant to Section 12(j) of the Exchange Act that was entered within five years preceding the date the Offering Statement was originally filed with the SEC. The Company is not a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act.

1.3 Upon qualification of the Offering Statement, the Offering Circular will comply with the Securities Act and the Rules and Regulations, and the Offering Circular and any and all authorized printed sales literature or other sales materials prepared and authorized by the Company for use with potential investors in connection with the Offering (“Authorized Sales Materials”), including without limitation, all testing the waters material under Rule 255 (“TTW Materials”), when used in conjunction with the Offering Circular, do not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to any statements contained in sales or other materials which is prepared by the Placement Agent or any such statements contained in or omitted from the Offering Circular or Authorized Sales Materials as are primarily within the knowledge of the Placement Agent and are based upon information furnished by the Placement Agent in writing to the Company specifically for inclusion therein.

1.4 The Company intends to use the funds received from the sale of the Shares as set forth in the Offering Circular.

1.5 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as have been or are to be obtained under the Securities Act, or where the failure to obtain such consent, approval, authorization or other order of any governmental authority would not have a Material Adverse Effect.

1.6 Unless otherwise described in the Offering Circular, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would be reasonably expected to have a Material Adverse Effect.

1.7 There are no contracts or other documents required by the Securities Act or the Rules and Regulations to be described in or incorporated by reference into the Offering Circular which have not been accurately described in all material respects in the Offering Circular or incorporated or filed as required.

1.8 The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under the certificate of incorporation or bylaws of the Company or any indenture, mortgage, deed of trust, lease, or, to the Company’s knowledge, under any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except (i) to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws, and (ii) for such conflicts or defaults that would not reasonably be expected to have a Material Adverse Effect.

1.9 The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

1.10 Since the respective dates as of which information is given in the Offering Circular and solely through the closing of the Offering, there has not been any Material Adverse Effect, except as set forth in or contemplated in the Offering Circular, (a) there has not been any change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, arising for any reason whatsoever other than in the ordinary course of business and (b) the Company has not incurred and will not incur any material liabilities or obligations, direct or contingent.

1.11 Neither the Company, nor any predecessor of the Company; nor any other issuer affiliated with the Company; nor any director or executive officer of the Company or other officer of the Company participating in the Offering, nor any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, nor any promoter connected with the Company, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

1.12 The issuance and sale of the Shares have been duly authorized by the Company, and, when issued and paid for in accordance with this Agreement and the Offering Statement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Shares will not be subject to personal liability by reason of being such holders. The Shares, when issued, will conform to the description thereof set forth in the Offering Circular in all material respects.

1.13 The financial statements and the related notes included in the Offering Statement present fairly, in all material respects, the financial condition of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with United States generally accepted accounting principles (“GAAP”), except as may be stated in the related notes thereto. No other financial statements or schedules of the Company, any subsidiary or any other entity are required by the Securities Act or the Rules and Regulations to be included in the Offering Statement or the Offering Circular. There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

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1.14 Fruci & Associates II, PLLC (the “Accountants”), who has reported on the financial statements and schedules described in Section 1.13, is a registered independent public accounting firm with respect to the Company as required by the Securities Act and the Rules and Regulations and the rules of the Public Company Accounting Oversight Board. The financial statements of the Company and the related notes and schedules included in the Offering Statement comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations and present fairly the information shown therein. The Accountants has not, during the periods covered by the financial statements included in the Offering Circular, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

1.15 Since the date of the most recent financial statements of the Company included or incorporated by reference in the Offering Statement and the most recent Offering Circular and prior to Closing, other than as described in the Offering Circular (A) there has not been and will not have been any change in the equity capital of the Company or long-term debt of the Company or any subsidiary or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of its equity interests, or any material adverse change, or any development that would reasonably be expected to result in a Material Adverse Effect and (B) neither the Company nor any subsidiary has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Offering Statement and the Offering Circular.

1.16 On the Closing Date, all unit transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

1.17 Neither the Company nor its subsidiaries, nor any director, officer, agent or employee of either the Company or any subsidiary has directly or indirectly, (1) made any unlawful contribution to any federal, state, local and foreign candidate for public office, or failed to disclose fully any contribution in violation of law, (2) made any payment to any federal, state, local and foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (3) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977, or (4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

1.18 The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

1.19 Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions (the “Sanctions Regulations”) administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or listed on the OFAC Specially Designated Nationals and Blocked Persons List. Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, is named on any denied party or entity list administered by the Bureau of Industry and Security of the U.S. Department of Commerce pursuant to the Export Administration Regulations (“EAR”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions Regulations or to support activities in or with countries sanctioned by said authorities, or for engaging in transactions that violate the EAR.

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1.20 The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal Placement Agent” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not a development stage company or a “business development company” as defined in Section 2(a)(48) of the Investment Company Act. The Company is not a blank check company and is not an issuer of fractional undivided interests in oil or gas rights or similar interests in other mineral rights. The Company is not an issuer of asset-backed securities as defined in Item 1101(c) of Regulation AB.

1.21 No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Offering Statement or the transactions contemplated by this Agreement or otherwise, except for such rights as have been waived or as are described in the Offering Statement.

1.22 The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the SEC or that would fail to come within the safe harbor for integration under Regulation A.

1.23 Except as set forth in this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Placement Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares.

1.24 The Company owns, possesses, licenses or has other adequate rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s business as now conducted (collectively, the “Intellectual Property”), except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not result in a Material Adverse Effect. Except as set forth in the Offering Circular: (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company; (b) to the knowledge of the Company, there is no infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (c) the Company is not aware of any defects in the preparation and filing of any of patent applications described in the Offering Circular; (d) to the knowledge of the Company, the patent applications described in the Offering Circular that are within the Intellectual Property are being prosecuted so as to avoid the abandonment thereof; (e) to the knowledge of the Company, the patents described in the Offering Circular within the Intellectual Property are being maintained and the required maintenance fees (if any) are being paid; (f) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (g) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope or enforceability of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (h) there is no pending, or to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim. To the knowledge of the Company, no opposition filings or invalidation filings have been submitted which have not been finally resolved in connection with any of the Company’s patents and patent applications in any jurisdiction where the Company has applied for, or received, a patent.

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1.25 The Placement Agent’s Warrants (as defined below) have been duly authorized for issuance. The Company has reserved a sufficient number of shares of its Common Stock for issuance upon exercise of the Placement Agent’s Warrants and, when issued and paid for in accordance with the terms of the Placement Agent’s Warrants, such shares of Common Stock will be validly issued, fully paid and non-assessable (such shares of Common Stock, together with the Placement Agent’s Warrants, the “Placement Agent’s Securities”). The issuance of the Common Stock pursuant to the Placement Agent’s Warrants will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

1.26 During the past three (3) years from the date of this Agreement, no securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Offering Statement and the Offering Circular.

1.27 Subsequent to the respective dates as of which information is given in the Offering Statement and the Offering Circular, and except as may otherwise be indicated or contemplated herein or disclosed in the Offering Statement, the Offering Circular or offering circular supplement to the Offering Circular filed with the SEC, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

1.28 The capitalization of the Company as of the date hereof is as set forth on Schedule 1.28. Except as set forth on Schedule 1.28, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s equity incentive plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of common stock equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. Except as set forth in, or contemplated by, the Offering Circular, on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued common stock or any security convertible or exercisable into common stock, or any contracts or commitments to issue or sell common stock or any such options, warrants, rights or convertible securities.

1.29 All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The common stock, preferred stock, and any other securities outstanding or to be outstanding upon consummation of the Offering conform in all material respects to all statements relating thereto contained in the Offering Circular. The offers and sales of the outstanding common stock were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares, exempt from such registration requirements.

1.30 Except as set forth in the Offering Circular, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

2. Covenants of the Company

The Company covenants and agrees with the Placement Agent that:

2.1 It will prepare and file with the SEC the Offering Statement (or the equivalent, if a state securities commission requires a different format), including all amendments thereto. In addition, it will furnish the Placement Agent, at no expense to the Placement Agent, with such number of printed copies of the Offering Circular, including all amendments thereto, as the Placement Agent may reasonably request. It will similarly furnish to the Placement Agent and others designated by the Placement Agent as many copies as the Placement Agent may reasonably request in connection with the Offering of: (a) the offering circular, in preliminary and final form, and every form of supplemental or amended offering circular; and (b) this Agreement.

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2.2 It will prepare and file with the appropriate regulatory authorities, as may be required, by law or regulation, at no expense to the Placement Agent, the Authorized Sales Materials; provided, however that all filings of any kind with FINRA, including filings under FINRA Rule 5110, shall be the sole responsibility of the Placement Agent; provided, further, that the Company shall pay all filing fees associated with any such FINRA filings. In addition, it will furnish the Placement Agent, at no expense to the Placement Agent, with such number of printed copies of Authorized Sales Materials as the Placement Agent may reasonably request.

2.3 It will use its reasonable best efforts to cause the Offering Statement and any post-qualification amendments thereto to become qualified with the SEC. If at any time the SEC shall issue any stop order suspending the qualification of the Offering Circular, and to the extent the Company determines that such action is in the best interest of its stockholders, it will use its reasonable best efforts to obtain the lifting of such order at the earliest possible time.

2.4 It will not use any Offering Circular or sales materials, including any TTW Materials, for the Offering which have not been approved by the Placement Agent prior to use, and shall make such modifications, amendments or supplements to the Offering Circular and Authorized Sales Materials as reasonably requested by the Placement Agent to eliminate any materially inaccurate or misleading statement contained therein, but no failure to make any objection or to request any modification, amendment or supplement shall constitute any representation by the Placement Agent regarding the accuracy or completeness of the Offering Circular or sales materials prepared by the Company. If at any time when an Offering Circular is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Placement Agent, the Offering Circular or Authorized Sales Materials would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Placement Agent thereof (unless the information shall have been received from the Placement Agent) and will affect the preparation of an amended or supplemental Offering Circular and Authorized Sales Materials which will correct such statement or omission and file such amended or supplemental Offering Circular and Authorized Sales Materials as required under federal law.

2.5 Neither the Company nor any of its affiliates shall make any written or oral representations or statements to investors that contradict or are inconsistent with the statements made in the Offering Circular or the Authorized Sales Material, as then amended or supplemented.

2.6 The Company will, as long as any Shares placed by the Placement Agent remain held by investors purchasing them in the Offering, furnish directly to the Placement Agent one (1) copy of each report furnished to investors in the Shares at the time such report is furnished to the investors

2.7 Except as may be described in the Offering Circular, the Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

2.8 The Company will not, directly or indirectly, without the prior written consent of the Placement Agent during the period prior to the Offering Termination Date and the period six months following the Offering Termination Date (the “Lock-Up Period”) (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (other than pursuant to a registration statement on Form S-8 for employee benefit plans); or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise (the “Lock-Up Securities”). The restrictions contained in this section shall not apply to (i) the Shares and the Placement Agent Warrants and shares underlying the Placement Agent Warrants to be sold hereunder; (ii) the issuance by the Company of Common Stock upon the exercise of an outstanding option or warrant or the conversion of a security (debt or equity) outstanding on the date hereof or disclosed in the Offering Circular; (iii) securities issued pursuant to acquisitions or strategic transactions provided, that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Lock-Up Period and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company; and (iv) the issuance of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan or bonus plan, provided, however that recipients of such shares described under clause (iii) agree to be bound by the terms of the lock-up letter described in Section 5.6 hereof and the sum of the aggregate number of shares of common stock of the Company so issued shall not exceed 5% of the total outstanding shares of common stock of the Company immediately following the consummation of this offering of Shares. If the Placement Agent agrees to waive or release any Lock-Up Securities from the Lock-Up Period, the Company will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of such release or waiver.

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2.9 The Company will apply the net proceeds from the Offering in the manner set forth in the Offering Circular under the caption “Use of Proceeds.”

2.10 Each of the representations and warranties contained in this Agreement are true and correct and the Company will comply with each covenant and agreement contained in this Agreement.

2.11 The Company shall be responsible for and pay its own costs and expenses relating to the Offering, including, without limitation, (a) all filing fees and communication expenses relating to the qualification of the Securities to be sold in the Offering with the Securities and Exchange Commission (the “Commission”) and the filing of the offering materials with the Financial Industry Regulatory Authority (“FINRA”) under FINRA Rule 5110, (b) the costs of all mailing and printing of the Offering documents, the Offering Statement (as defined below), the Offering Circular (as defined below) and all amendments, supplements and exhibits thereto and as many preliminary and final Offering Circulars as the Placement Agent may reasonably deem necessary, (c) the costs of preparing, printing and delivering certificates representing such Securities, if applicable; (d) the costs and expenses of the transfer agent for such Securities; (e) the costs and expenses of the Company’s accountants and the fees and expenses of the Company’s legal counsel and other agents and representatives.

2.12 The Placement Agent may ask other FINRA and SEC member broker-dealers to participate as co-placement agents (“Co-Agents”) for the Offering, and subject to the Company’s prior approval, upon appointment of any such Co-Agent, such Co-Agent shall automatically receive the benefits of this agreement, including the indemnification rights provided for herein and, if requested, the Company will execute a co-agency agreement that confirms that such co-agent is entitled to the benefits of this agreement, including the indemnification rights provided for herein. Under no circumstances will the Company be responsible for paying any placement agency fees, commissions or expense reimbursements to any Co-Agents that are in excess of the fees and expense reimbursement provided for in this Agreement unless the Company otherwise agrees in writing to do so.

3. Agreements and Representations of Placement Agent; Other Agreements

3.1 The Company hereby appoints the Placement Agent as its exclusive agent and principal distributor for the purpose of selling the shares for cash, on a “minimum/maximum, best efforts basis. The Placement Agent may sell Shares for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Offering Circular. The Placement Agent hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. Under no circumstances will the Placement Agent be obligated to underwrite or purchase any of the Shares for its own account or otherwise provide any financing. The Placement Agent represents to the Company that it is a member of FINRA, that it and its employees and representatives have all required licenses and registrations to act under this Agreement, and that each shall remain a member or duly licensed, as the case may be, during the Offering.

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3.2 It is understood that no sale of the Shares shall be regarded as effective unless and until accepted by the Company and the Company reserves the right, in its sole discretion, to reject any subscription for Shares under a subscription agreement (a “Subscription Agreement”) in whole or in part. The Shares will be offered during a period commencing on the date the Offering Statement becomes qualified with SEC and continuing until the earliest of: (i) the sale of $30,000,000 of Shares; (ii) the date specified in the Offering Circular as the date of the termination of the Offering (the “Outside Date”), or (iii) a determination by the Company’s board of directors to terminate the Offering (the “Offering Termination Date”). If subscriptions for at least $1,000,000 in Shares (the “Minimum Offering Amount”) have not been received and accepted by the Company by the date specified in the Offering Circular for termination of the Offering if the Minimum Offering Amount is not reached, none of the Shares will be sold and all funds tendered for the purchase of the Shares will be refunded in full to cash subscribers without deductions or charges.

3.3 On or prior to the qualification date of the Offering Statement, the Company, the Placement Agent and Sutter Securities Clearing. LLC (the “Escrow Agent”) will enter into an Escrow Agreement substantially in the form included as an exhibit to the Offering Statement (the “Escrow Agreement”), pursuant to which an escrow account will be established, at the Company’s expense, for the benefit of the investors (the “Escrow Account”). Prior to the Closing Date (defined below), (i) the Placement Agent will provide specific wire instructions for the Escrow Account to the investors, and each investor will promptly transfer an amount equal to the price per Share as shown on the cover page of the Offering Circular multiplied by the number of Shares purchased by the investor to the Escrow Account in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) the Escrow Agent will notify the Company and the Placement Agent in writing on a daily basis as to the amount of funds deposited in the Escrow Account. Upon receipt of joint written instructions from the Placement Agent and the Company (“Joint Instructions”) that an initial closing of the offer and sale of Shares under the Offering Statement is to occur (an “Initial Closing”), the Escrow Agent will release the Investor funds held in the Escrow Account from the Escrow Account for collection by the Company and the Placement Agent as provided in the Joint Instructions and the Company shall deliver the Shares to the Investors, which delivery may be made through the Company’s transfer agent in book-entry form. All actions taken at a Closing (as defined below) shall be deemed to have occurred simultaneously. If the Joint Instructions relating to an Initial Closing have not been received prior to the Outside Date, the offering will not proceed and the Escrow Agent will promptly return all funds deposited by investors into the Escrow Account to such Investors without interest. If at the time of the Initial Closing the Maximum Offering Amount has not been fully funded, then additional closings (the initial Closing and each additional Closing being a “Closing” and, collectively, the “Closings” and the date of a Closing being the “Closing Date”) may occur in accordance with the Escrow Agreement and the Offering Circular until the earlier of the date that the Maximum Offering Amount has been fully funded or the Outside Date.

3.4 Promptly after the qualification of the Shares as exempt from registration pursuant to Regulation A by the SEC, the Placement Agent shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Placement Agent will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company. Subject to the Company’s compliance with its obligations hereunder, the Placement Agent will comply with all applicable federal securities laws, including the Securities Act, Exchange Act, and the applicable rules and regulations of FINRA (the “FINRA Rules”).

3.5 The Placement Agent represents and warrants to the Company that the information under the caption “Plan of Distribution” in the Offering Circular in paragraphs [*] and [*] and all other information furnished to the Company by the Placement Agent in writing expressly for use in the Offering Circular, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.6 The Placement Agent represents and warrants to the Company that it will not use any sales literature not authorized and approved by the Company, use any “broker-dealer use only” materials with members of the public, or make any unauthorized verbal representations or verbal representations which contradict or are inconsistent with the statements made in the Offering Circular or the Authorized Sales Material in connection with offers or sales or the Shares.

3.7 The Placement Agent is a duly organized and validly existing limited liability company under the laws of the State of California.

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3.8 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Placement Agent of this Agreement, except such as may be required under the Securities Act.

3.9 There are no actions, suits or proceedings pending or to the knowledge of the Placement Agent, threatened against the Placement Agent at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which could be reasonably expected to have a material adverse effect on the Placement Agent or the ability of the Placement Agent to perform its obligations under this Agreement or to participate in the Offering as contemplated by the Offering Circular

3.10 The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Placement Agent will not conflict with or constitute a default under any operating agreement or other similar agreement, indenture, mortgage, deed of trust, lease, or, to the Placement Agent’s knowledge, under any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Placement Agent, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

3.11 The Placement Agent has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

3.12 No agreement will be made by the Placement Agent with any person permitting the resale, repurchase or distribution of any Shares purchased by such person.

3.13 The Placement Agent represents that the commissions and fees payable to the Placement Agent as set forth in this Agreement are fair, reasonable and not in excess or violation of applicable rules, regulations and other requirements of the SEC, FINRA, Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3.14 Neither the Placement Agent, nor any managing member of the Placement Agent, nor any director or executive officer of the Placement Agent or other officer of the Placement Agent participating in the Offering is subject to the disqualification provisions of Rule 262 of the Rules and Regulations. No registered representative of the Placement Agent or any other person being compensated by or through the Placement Agent for the solicitation of investors, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

3.15 After the Offering Statement has been filed with the SEC but prior to the Qualification Date, the Placement Agent is required to provide each prospective Investor with a copy of the current Preliminary Offering Circular and any exhibits and appendices thereto (which are contained in the Offering Statement). After the qualification of the Offering Statement, the Placement Agent is required to provide each prospective investor with a copy of the Offering Circular and any exhibits and appendices thereto. If a prospective investor receives the Preliminary Offering Circular, then the Placement Agent will be required to deliver to the investor the Offering Circular at least 48 hours before such investor will be permitted to acquire Shares. If an investor purchases Shares within 90 calendar days of the date of qualification of the Offering Statement, the Placement Agent will deliver to the investor, no later than two business days following the completion of such sale, a copy of the Offering Circular and all exhibits and appendices thereto either by (i) electronic delivery of the final Offering Circular or the uniform resource locator (the “URL”) to where the final Offering Circular may be accessed on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), or (ii) mailing the final Offering Circular and all exhibits and appendices thereto to the Investor at the address indicated in the Subscription Agreement.

3.16 The Placement Agent is and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a member in good standing of FINRA, and a broker or dealer duly registered as such in any state where offers are made by the Placement Agent. The Placement Agent will comply with all applicable laws, regulations and requirements of the Securities Act, the Exchange Act, applicable state law and FINRA. The Placement Agent has all required licenses and permits.

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3.17 The Placement Agent has established and implemented anti-money-laundering compliance programs, in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act and Section 326 of the Patriot Act of 2001, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of the Shares.

4. Compensation and Expenses. As compensation for services rendered by the Placement Agent under this Agreement, the Placement Agent will be entitled to receive from the Company:

4.1 A selling commission equal to 7% of the gross offering proceeds of the Offering received by the Company from the sale of the Shares to investors.

4.2 On each Closing Date, the Company will issue to the Placement Agent (and/or its designee) warrants to purchase that number of Shares as is equal to 7% of the Shares issued by the Company to investors (the “Placement Agent’s Warrants”). The Placement Agent’s Warrants shall be in a form satisfactory to the Placement Agent. The Placement Agent’s Warrants shall have an exercise price per share equal to 150% of the price per Share as shown on the cover page of the Offering Circular. The Placement Agent’s Warrants will be exercisable for a term of five years beginning on the Qualification Date. The Placement Agent’s Warrant shall include a “cashless” exercise feature, and shall contain provisions for registration rights for the Placement Agent’s Warrant and the underlying shares of Common Stock, as set forth in the Placement Agent’s Warrant Agreement, including that the Placement Agent’s Warrant and the underlying shares of Common Stock be included in the Offering Statement for the Offering. The Placement Agent understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Placement Agent’s Warrants and the underlying shares of Common Stock during the one hundred eighty (180) days after the Qualification Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Placement Agent’s Warrants, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Qualification Date to anyone other than (i) a Placement Agent or Co-Agent in connection with the offering contemplated hereby or (ii) a bona fide officer or partner of the Placement Agent or of any Placement Agent or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

4.3 Whether or not the transactions contemplated by this Agreement are consummated, in addition to paying the Company’s own costs and expenses incurred in connection with the Offering as described in Section 2.11, the Company shall pay or reimburse the Placement Agent for the Placement Agent’s actual, accountable and reasonable out-of-pocket expenses incurred in the performance of its services hereunder, as including: (i) $45,000 for the Placement Agent’s legal fees; (ii) $1,000 for background checks.

4.4 The Company shall pay to the Placement Agent the balance of a refundable accountable engagement fee of $30,000, $10,000 of which was paid upon execution of the Engagement Letter (as defined in Section 7 below). Such engagement fee shall be applied against actual out-of-pocket accountable expenses and shall be reimbursed to the Company to the extent any portion of the engagement fee is not actually used for incurred expenses.

5. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder are subject to the following conditions, which are to be satisfied at the Initial Closing and each subsequent Closing, unless otherwise specified below:

5.1 (A) No stop order suspending the qualification of the Offering Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the SEC), (b) no order suspending the qualification or exemption of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the SEC), (c) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the SEC) shall have been complied with to the satisfaction of the staff of the SEC or such authorities and (d) after the date hereof no amendment or supplement to the Offering Statement or the Offering Circular shall have been filed unless a copy thereof was first submitted to the Placement Agent and the Placement Agent did not object thereto in good faith, and the Placement Agent shall have received certificates of the Company, dated each Closing Date and signed by the Chief Executive Officer of the Company, and the Comptroller of the Company, to the effect of clauses (a), (b) and (c).

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5.2 Since the respective dates as of which information is given in the Offering Statement, the and the Offering Circular, (a) there shall not have been a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Offering Statement and the Offering Circular and (b) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any court or legislative or other governmental action, order or decree, which is not set forth in the Offering Statement and the Offering Circular, if in the reasonable judgment of the Placement Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to investors.

5.3 Since the respective dates as of which information is given in the Offering Statement and the Offering Circular, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state or local or foreign court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Placement Agent, would reasonably be expected to have a Material Adverse Effect.

5.4 Each of the representations and warranties of the Company contained herein shall be true and correct at each Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to each Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

5.5 The Company shall have furnished or caused to be furnished to the Placement Agent such certificates, in addition to those specifically mentioned herein, as the Placement Agent may have reasonably requested as to the accuracy and completeness on each Closing Date of any statement in the Offering Statement, the Preliminary Offering Circular, the Authorized Sales Materials or the Offering Circular, as to the accuracy on the Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agent.

5.6 The Company has caused each of the Company’s officers, directors and, to the Company’s knowledge, each owner of at least 5% of the Company’s common stock (or securities convertible or exercisable into common stock) to deliver to the Placement Agent an executed lock-up agreement, in the form attached hereto as Exhibit A, prior to the Initial Closing.

5.7 The Company shall have furnished or caused to be furnished to the Placement Agent on the Initial Closing Date satisfactory evidence of the good standing of the Company and the subsidiaries in their respective jurisdiction of organization and their good standing as foreign entities in such other jurisdictions as the Placement Agent may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions. If requested by Placement Agent, an officer of the Company will certify the continued existence and good standing of the Company and its subsidiaries on or prior to each subsequent Closing Date.

5.8 FINRA shall not have raised any objection with respect to the fairness or reasonableness of the plan of distribution, or other arrangements of the transactions, contemplated hereby.

6. Indemnification

6.1 For the purposes of this Section 6, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, stockholders, managers, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

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6.2 The Company will indemnify, defend (subject to Section 6.6) and hold harmless the Placement Agent and its Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which the Placement Agent or its Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Company, any material breach of a covenant contained herein by the Company or any material failure by the Company to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in any Offering Statement or any post-qualification amendment thereto or in the Offering Circular or any amendment or supplement to the Offering Circular or (ii) in any Authorized Sales Materials, (c) the omission or alleged omission to state a material fact required to be stated in the Offering Statement or any post-qualification amendment thereof necessary to make the statements therein not misleading, or (d) the failure of the Company to comply with any of the applicable provisions of the Securities Act, Regulation A or the regulations thereunder, or any applicable state laws or regulations, and the Company will reimburse the Placement Agent, and its Indemnified Parties, for any legal or other expenses reasonably incurred by the Placement Agent, and its Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon (1) an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use in the Offering Statement or any post-qualification amendment thereof, or the Offering Circular or any such amendment thereof or supplement thereto or (2) the willful misconduct or gross negligence of the Placement Agent. Notwithstanding the foregoing the indemnification and agreement to hold harmless provided in this Section 6.2 is further limited to the extent that no such indemnification by the Company of or the Placement Agent, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the Shares were offered or sold as to indemnification for violations of securities laws.

6.3 The Placement Agent will indemnify, defend and hold harmless the Company, each of their respective Indemnified Parties and each person who has signed the Offering Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Placement Agent, any material breach of a covenant contained herein by the Placement Agent, or any material failure by the Placement Agent to perform its obligations hereunder or (b) the willful misconduct or gross negligence of the Placement Agent, or (c) any untrue statement or any alleged untrue statement of a material fact contained (i) in any Offering Statement or any post-qualification amendment thereto or (ii) in any Authorized Sales Materials, or (d) the omission or alleged omission to state a material fact required to be stated in the Offering Statement or any post-qualification amendment thereof necessary to make the statements therein not misleading, provided, however, that in each case described in clauses (c) and (d) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use with reference to the Placement Agent in the preparation of the Offering Statement or any such post-qualification amendments thereof or the Offering Circular or any such amendment thereof or supplement thereto, or (e) any use of sales literature by the Placement Agent not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public concerning the Shares by the Placement Agent. The Placement Agent will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action.

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6.4 Promptly after receipt by any indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, promptly notify the indemnifying party of the commencement thereof; provided, however, the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 6.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

6.5 An indemnifying party under Section 6 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows:

(a) In the case of the Company indemnifying the Placement Agent or an Indemnified Party of the Placement Agent, the advancement of Company funds to the Placement Agent or Indemnified Party thereof for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder of the Company or the legal action is initiated by a stockholder of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Placement Agent or Indemnified Party, as applicable, undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Placement Agent or Indemnified Party is found not to be entitled to indemnification.

(b) In any case of indemnification other than that described in Section 6.5(a) above, the indemnifying party shall pay all legal fees and expenses reasonably incurred by the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been participating by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

6.6 To provide for just and equitable contribution in circumstances in which the indemnification provided pursuant to this Section 6 is for any reason held to be unavailable from the Company, the Placement Agent, as the case may be, the Company, and the Placement Agent shall contribute to the aggregate losses, claims, damages or liabilities (including any amount paid in settlement of any action, suit, or proceeding or any claims asserted) in such amounts as a court of competent jurisdiction may determine (or in the case of settlement, in such amounts as may be agreed upon by the parties) in such proportion to reflect the relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, in connection with the events which resulted in such losses, claims, damages or liabilities. The relative fault of the parties shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or Placement Agent, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such omission or statement.

6.7 The indemnity agreements contained in this Section 6 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Company or the Placement Agent, (b) delivery of any Shares and payment therefor, and (c) any termination or completion of this Agreement. A successor of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 6.

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7. Right of First Refusal.

The Company hereby grants the Placement Agent a right of first refusal (“Right of First Refusal”) for two (2) years from the date of Closing of the Offering to act as financial advisor, or to act as joint financial advisor on at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of the equity or assets of the Company, whether in conjunction with another broker-dealer or on the Company’s own volition, (collectively, “Future Services”). The Company shall notify the Placement Agent in writing of its intention to pursue an activity that would enable the Placement Agent to exercise its Right of First Refusal to provide Future Services. In the event the Company notifies the Placement Agent of its intention to pursue an activity that would enable the Representative to exercise its Right of First Refusal to provide Future Services, the Placement Agent shall notify the Company of its election to provide such Future Services, including notification of the compensation and other terms to which the Placement Agent claims to be entitled, within thirty (30) days of written notice by the Company. In the event the Company engages the Placement Agent to provide such Future Services, the Placement Agent will be compensated consistent with Section 2 of that certain engagement letter between the Company and the Placement Agent, dated December 22, 2020 (as amended, the “Engagement Letter”), unless mutually agreed otherwise by the Company and the Placement Agent.

8. Applicable Law; Venue.

This Agreement shall be deemed to have been made in the State of Delaware and shall be construed, and the rights and liabilities determined, in accordance with the law of the State of Delaware, without regard to the conflicts of laws rules of such jurisdiction. Any controversy or claim relating to or arising from this Agreement (a “Dispute”) shall be settled, as applicable, in federal court located in Los Angeles, California. Should a Dispute not rise to meet the qualifications of filing in federal court in Los Angeles, CA, then the Dispute shall be resolved by arbitration in accordance with the Arbitration Rules of the Financial Industry Regulatory Authority (“FINRA”) as such rules may be modified herein or as otherwise agreed by the parties in controversy. The forum for arbitration shall be Orange County, California. Following thirty (30) days’ notice by any party of intention to invoke arbitration, any Dispute arising under this Agreement and not mutually resolved within such thirty (30) day period shall be determined by the arbitrators upon which the parties agree. In the event a suit, action, arbitration, or other proceeding of any nature whatsoever, including, without limitation, any proceeding under the U.S. Bankruptcy Code, is instituted by any party to interpret or enforce any provision of this Agreement, then the prevailing party shall be entitled to recover from the other parties its reasonable attorneys’, paralegals’, accountants’, and other experts’ fees, and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith.

9. Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

10. Successors and Amendment

10.1 This Agreement shall inure to the benefit of and be binding upon the Placement Agent and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

10.2 This Agreement may be amended solely by the written agreement of the Placement Agent and the Company.

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11. Term

11.1 This Agreement may be terminated by either party (a) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed during the term of this Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified or (b) by either party on 30 days’ prior written notice.

11.2 In any case, this Agreement shall expire at the close of business on the Offering Termination Date. In addition, the Placement Agent, upon the expiration or termination of this Agreement, shall (1) promptly deposit any and all funds in its possession which were received from investors for the sale of Units into such account as the Company may designate; and (2) promptly deliver to the Company all records and documents in its possession which relate to the Offering which are not designated as Placement Agent copies. The Placement Agent, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Placement Agent shall use its best efforts to cooperate with the Company to accomplish any orderly transfer of management of the Offering to a party designated by the Company. Upon expiration or termination of this Agreement, the Company shall pay to the Placement Agent all commissions and expense reimbursements to which the Placement Agent is or becomes entitled under Section 4 at such time as such commissions and expense reimbursements become payable.

11.3 Notwithstanding any termination of this Agreement pursuant to the terms hereof or otherwise, if at any time after the termination of this Agreement and on or before the twelve (12) month period following the termination of this Agreement, the Company enters into a definitive commitment relating to the sale of Securities to any investor introduced to the Company by the Placement Agent during the Engagement Period (defined exclusively as investors whom the Company has spoken to by phone or in person, or had a substantive e-mail dialogue with, as well as any investors that participated in any transaction, and excluding those investors whom the Company can demonstrate were in communication with the Company prior to the date of the Engagement Letter), the Company shall pay to the Placement Agent fees in accordance with the terms and provisions of Section 4 hereof.

12. Notice

Any notice in this Agreement permitted to be given, made or accepted by either party to the other, must be in writing and may be given or served by (1) overnight courier, (2) depositing the same in the United States mail, postpaid, certified, return receipt requested, or (3) facsimile transmission. Notice deposited in the United States mail shall be deemed given three (3) business days after mailing. Notice given in any other manner shall be effective when received at the address of the addressee. For purposes hereof the addresses of the parties, until changed as hereafter provided, shall be as follows:

To Company:	Clubhouse Media Group, Inc.
3651 Lindell Road, D517
Ls Vegas, NV 89103
Attention: Amir Ben-Yohanan, CEO
Email: [*]

With a copy, which shall not constitute notice to:

Anthony L.G., PLLC
625 N. Flagler Drive, Suite 600
West Palm Beach, FL 33401
Attn: Laura Anthony, Esq.
Email: lanthony@anthonypllc.com
Fax: (561) 514-0832

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To Placement Agent:	Boustead Securities, LLC
6 Venture, Suite 395
Irvine, CA 92618
Attention: Keith Moore
Email: keith@boustead1828.com
Fax: (815) 301-8099

With a copy, which shall not constitute notice to:

BEVILACQUA PLLC
1050 Connecticut Avenue, NW, Suite 500
Washington, DC 20036
Attention: Louis A. Bevilacqua, Esq.
email: lou@bevilacquapllc.com

13. Severability

In the event that any court of competent jurisdiction declares any provision of this Agreement invalid, such invalidity shall have no effect on the other provisions hereof, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Agreement shall be considered severable.

14. Survivability.

Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at and as of the Offering Termination Date, and such representations, warranties and agreements by the Placement Agent or the Company, including the indemnity and contribution agreements contained in Section 6, shall remain operative and in full force and effect regardless of any investigation made by the Placement Agent, the Company and/or any controlling person, and shall survive the sale of, and payment for, the Shares.

15. No Waiver

Failure by either party to promptly insist upon strict compliance with any of the obligations of the other party under this Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance with respect to any obligation hereunder.

16. Recovery of Costs

If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

17. Limitation of Liability

Notwithstanding any provision of this Agreement to the contrary, the Company agrees that neither the Placement Agent nor its affiliates, and the respective officers, directors, employees, agents, and representatives of the Placement Agent, its affiliates and each other person, if any, controlling the Placement Agent or any of its affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein in an amount excess of the actual fees paid to the Placement Agent hereunder.

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18. Announcement of Offering

If the Offering is consummated, the Placement Agent may, at its own expense, place a customary announcement in such newspapers and periodicals as the Placement Agent may desire announcing the closing of the Offering, the name of the Company, the securities issued and the gross proceeds of the Offering. The parties agree that any such announcement will be subject to approval by the Company prior to dissemination by the Placement Agent and that such approval will not be unreasonably withheld.

19. Advice to the Company

The Company acknowledges that any advice given by the Placement Agent to the Company is solely for benefit and use of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent’s prior written consent.

20. Other Engagements

Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its respective affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory, or any other business relationship with entities other than the Company, notwithstanding that such entities may be engaged in a business which is similar to or competitive with the business of the Company, and notwithstanding that such entities may have actual or potential operations, products, services, plans, ideas, customers or supplies similar or identical to the Company’s, or may have been identified by the Company as potential merger or acquisition targets or potential candidates for some other business combination, cooperation or relationship. The Company acknowledges and agrees that it does not claim any proprietary interest in the identity of any other entity in its industry or otherwise, and that the identity of any such entity is not confidential information under any confidentiality agreement or understanding between the Placement Agent and the Company.

21. Assignment

This Agreement may not be assigned by either party, except with the prior written consent of the other party. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and permitted assigns.

22. Counterparts.

This Agreement may be executed in 2 or more counterparts, each of which shall be deemed to be an original, and together shall constitute one and the same instrument.

23. Entire Agreement.

This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of the Engagement Letter shall remain in full force and effect and, in the event that this Agreement is terminated, the Engagement Letter will nevertheless remain in full force and effect.

24. Confirmation

The Company agrees to confirm all orders for purchase of Shares that are accepted by the Company and provide such confirmation to the Placement Agent. To the extent practicable and permitted by law, all such confirmations may be provided electronically.

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25. Acknowledgement

The Company acknowledges and agrees that the Placement Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby. Additionally, the Placement Agent is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the Offering contemplated hereby or the process leading thereto (irrespective of whether the Placement Agent has advised or is advising the Company on other matters). The Company has conferred with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agent shall have no responsibility or liability to the Company or any other person with respect thereto. The Placement Agent advises that it and its affiliates are engaged in a broad range of securities and financial services and that it or its affiliates may have business relationships or enter into contractual relationships with purchasers or potential purchasers of the Company’s securities. Any review by the Placement Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Placement Agent and shall not be on behalf of, or for the benefit of, the Company

26. Privacy Act.

To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the Placement Agent hereby agrees to the confidentiality and non-disclosure obligations set forth herein.

26.1 “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. “Customer Information” shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).

26.2 The Placement Agent understands and acknowledges that it may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information received by the Placement Agent is received with limitations on its use and disclosure. The Placement Agent agrees that it is prohibited from using the Customer Information received other than (i) as required by law, regulation or rule, or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to this Agreement, as permitted under the “use in the ordinary course of business” exception to the Privacy Laws.

26.3        The Placement Agent shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in its control which are no less rigorous than those maintained by the Placement Agent for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the Placement Agent will immediately notify the Company.

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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

COMPANY

Clubhouse Media Group, Inc.

By:
Name:
Its:

Accepted and agreed as of the

date first above written.

PLACEMENT AGENT

Boustead Securities, LLC

By:
Name:
Its:

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